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                                                                  July 13, 1999



Mobley Environmental Services, Inc.
111 Congress Avenue, Suite 1400
Austin, Texas 78701
Attention: John Mobley


     Re:  Extension of the Offer


Dear John:

     GAP Capital, L.L.C. (the "Purchaser") exercises its right under Section 1.1 of the Tender Offer Agreement dated June 4, 1999 (the "Tender Offer
Agreement") between the Purchaser and Mobley Environmental Services, Inc. to extend the Expiration Date of the Offer to 12:00 Midnight, New York City time, on Tuesday, July 27, 1999.

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Tender Offer Agreement.

                                       Sincerely,
                                       GAP CAPITAL, L.L.C.

                                       By: /s/ Roger J. Pipes
                                           -----------------------------------
                                           Roger J. Pipes, Manager


cc:  Howard Rose
     Brown McCarroll & Oaks Hartline
     111 Congress Avenue, Suite 1400
     Austin, Texas 78701